Exhibit 10.50A

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

This Amendment No. 1 to Loan and Security Agreement (this “Amendment”) dated as of October 28, 2008, is made between KEWAUNEE SCIENTIFIC CORPORATION, a Delaware corporation (the “Borrower”), and BANK OF AMERICA, N.A., a national banking association (the “Bank”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Bank have entered into that certain Loan and Security Agreement dated as of December 10, 2007 (the “Loan Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the definition given thereto in the Loan Agreement), pursuant to which the Bank has made available to the Borrower a revolving line of credit facility in the aggregate principal amount of $12,000,000; and

WHEREAS, the Borrower has advised the Bank that it desires to increase the principal amount available under the revolving line of credit facility from $12,000,000 to $14,000,000 and to amend the definition of Asset Coverage Ratio as set forth herein; and

WHEREAS, the Bank is willing to so amend the Loan Agreement on the terms and conditions contained in this Amendment;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to Loan Agreement. Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of the Borrower made herein, the Loan Agreement is hereby amended as follows:

(a)	The last sentence of Section 1.1(a) of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

The amount of the Line of Credit is Fourteen Million Dollars ($14,000,000) (as adjusted from time to time pursuant to clause (c) below, the “Line of Credit Commitment”).

(b)	The definition of Asset Coverage Ratio set forth in Section 7.5 of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof:

“Asset Coverage Ratio” means the ratio of (a) the sum of 60% of the balance due on accounts receivable plus 50% of the tax value of the Borrower’s real property located at 2700 West Front Street, Statesville, North Carolina 28677 plus 35% of the value of the inventory, to (b) the Line of Credit Commitment (without giving effect to any reduction pursuant to Section 1.1(c)).

The amendments set forth in this Section 1 are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Loan Agreement or any other Loan Document are intended to be effected hereby.

2.	Effectiveness; Condition Precedent. The parties hereto agree that the amendment set forth in Section 1 above shall be effective as of the date of this Amendment once this Amendment has been duly executed by all parties hereto and the Bank has received a counterpart thereof.

3.	Representations and Warranties. In order to induce the Bank to enter into this Amendment, the Borrower represents and warrants to the Bank as follows:

(a)	The representations and warranties made by it in Article 6 of the Loan Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date;

(b)	This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(c)	There is no event which is, or with notice or lapse of time or both would be, a default under the Loan Agreement or any other Loan Document.

4.	Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing signed by each party hereto.

5.	Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Loan Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

6.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

7.	Governing Law; Arbitration. This Amendment is governed by North Carolina law, and shall be further subject to the provisions of Section 9.4 of the Loan Agreement.

8.	Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

9.	References. All references in any of the Loan Documents to the “Loan Agreement” shall mean the Loan Agreement, as amended hereby.

10.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Bank, and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 9.3 of the Loan Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

KEWAUNEE SCIENTIFIC CORPORATION

By:	/s/ D. Michael Parker
Name:	D. Michael Parker
Title:	Senior Vice President, Finance and Chief Financial Officer

BANK:

BANK OF AMERICA, N.A.

By:	/s/ Michael W. Mason
Name:	Michael W. Mason
Title:	Senior Vice President

Amendment No. 1 to Loan and Security Agreement

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